EXHIBIT 10.6
                                                             ------------








                        MARQUETTE SAVINGS BANK, S.A.
                 MANAGEMENT DEVELOPMENT AND RECOGNITION PLAN
                 -------------------------------------------





                        MARQUETTE SAVINGS BANK, S.A.
                 MANAGEMENT DEVELOPMENT AND RECOGNITION PLAN
                 -------------------------------------------


                                  ARTICLE I
                          ESTABLISHMENT OF THE PLAN
                          -------------------------

        1.01. Marquette Savings Bank, S.A. (the "Bank") hereby establishes the Management Development and Recognition Plan (the "Plan") upon the terms and conditions hereinafter stated.

                                 ARTICLE II
                             PURPOSE OF THE PLAN
                             -------------------

        2.01. The purpose of the Plan is to allow the Bank to retain personnel of experience and ability in key positions by providing such key employees with a proprietary interest in the Bank as compensation for their contributions to the Bank and its Subsidiaries and as an incentive to make such contributions in the future. The Plan is also intended as an additional incentive to Non-Employee Directors to serve on the Board and to devote themselves to the future success of the Bank and its Subsidiaries by providing them with a favorable opportunity to acquire or increase their proprietary interest in the Bank.

                                 ARTICLE III
                                 DEFINITIONS
                                 -----------

        The following words and phrases, when used in the Plan, unless the context clearly indicates otherwise, shall have the meanings set forth below. Whenever appropriate, the masculine pronoun shall include the feminine pronoun and the singular shall include the plural.

        3.01. "Bank" means Marquette Savings Bank, S.A., a Wisconsin-chartered savings and loan association, and its successors and assigns.

        3.02. "Beneficiary" means the person or persons designated by a Recipient to receive any benefits payable under the Plan in the event of such Recipient's death. Such person or persons shall be designated in writing on forms provided for this purpose by and filed with the Committee and may be changed from time to time by similar written forms filed with the Committee. In the absence of a written designation, the Beneficiary shall be the Recipient's surviving spouse, if any, or if none, his lawful living descendants, PER STIRPES, or if none, the duly appointed representatives of the Recipient's estate.

        3.03.     "Board" means the Board of Directors of the Bank.





        3.04.     "Committee" means the Salary Committee of the Board.

        3.05. "Common Stock" means shares of the common stock, $.01 par value per share, of the Bank.

        3.06.     "Director" means a member of the Board.

        3.07. "Disability" means the inability of an individual to discharge current job responsibilities by reason of any medically determinable physical or mental impairment which is expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months. The Committee, in its sole discretion, shall determine the date and existence of any Disability.

        3.08. "Effective Date" means the date stockholders of the Bank approve the Plan.

        3.09. "Employee" means any person, including an officer, who is employed by the Bank or a Subsidiary, on or after the Effective Date, and during the Term of the Plan (as defined in Section 8.05 below).

        3.10 "Non-Employee Director" means a member of the Board who is not an Employee.

        3.11. "Plan Shares" means shares of Common Stock issued or issuable to a Recipient pursuant to the Plan.

        3.12. "Plan Share Award" means a right granted under the Plan to earn Plan Shares.

        3.13. "Recipient" means an Employee or Non-Employee Director who receives a Plan Share Award under the Plan.

        3.14. "Retirement" means retirement at the normal or early retirement date as set forth in the Bank's Employee Stock Ownership Plan.

        3.15. "Subsidiary" means any entity of which the Bank is the direct or indirect beneficial owner of not less than fifty percent (50%) of all issued and outstanding equity interests. A Subsidiary may, with the consent of the Board, agree to participate in the Plan.

                                 ARTICLE IV
                         ADMINISTRATION OF THE PLAN
                         --------------------------

        4.01.     ROLE OF THE COMMITTEE. The Plan shall be administered
   and interpreted by the Committee.   The Committee shall be comprised
   of two (2) or more members of the Board who are "non-employee


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   directors" within the meaning of Rule 16b-3 under the Securities
   Exchange Act of 1934 ("1934 Act") or any successor rule or regulation.

        No person, other than members of the Committee, shall have any authority concerning decisions regarding the Plan. Subject to the express provisions of the Plan, including but not limited to Article VI, the Committee shall have sole discretion concerning all matters relating to the Plan and Plan Share Awards granted hereunder. Except as otherwise provided in Article VI, the Committee, in its sole discretion, shall determine the Employees and Non-Employee Directors to whom, and the time and times at which, Plan Share Awards will be granted, the number of Plan Shares to be subject to each Plan Share Award, the expiration date of each Plan Share Award, the time or times within which a Plan Share Award may be earned, the cancellation of a Plan Share Award (with the consent of the holder thereof) and the other terms and conditions of the grant of a Plan Share Award. The terms and conditions of Plan Share Awards need not be the same with respect to each Recipient or with respect to each Plan Share Award. The Committee shall at all times act according to applicable law, including regulations of the Office of Thrift Supervision and the Wisconsin Department of Financial Institutions.

        The Committee may, subject to the provisions of the Plan, establish such rules and regulations as it deems necessary or advisable for the proper administration of the Plan and may make determinations and may take such other action in connection with and in relation to the Plan as it deems necessary or advisable. Each determination or other action made or taken pursuant to the Plan, including interpretation of the Plan, and the specific terms and conditions of Plan Share Awards granted thereunder by the Committee, shall be final and conclusive for all purposes, and upon all persons including, but without limitation, the Bank, its Subsidiaries, the Committee, the Board, officers and affected employees of the Bank and/or its Subsidiaries, and their respective successors in interest.

        No member of the Committee shall, in the absence of bad faith, be liable for any act or omission with respect to service on the Committee. Service on the Committee shall constitute service as a Director of the Bank so that members of the Committee shall be entitled to indemnification pursuant to the Bank's Articles of Incorporation and By-Laws, and as provided in Section 8.08.

        4.02. ROLE OF THE BOARD. The Board shall appoint or approve members of the Committee and any trustee or trustees of a Trust established pursuant to Section 8.07. The Board may, in its discretion, from time to time, remove members from or add members to the Committee and may remove, replace or add trustees. The Board may not revoke any Plan Share Award already made without the consent of the Recipient.




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                                 ARTICLE V
                         ELIGIBILITY AND ALLOCATIONS
                         ---------------------------

        5.01. ELIGIBILITY. Employees of the Bank and its Subsidiaries are eligible to be Recipients of Plan Share Awards. Non-Employee Directors will be Recipients with respect to Plan Share Awards granted pursuant to Article VI below.

        5.02. GRANTS OF PLAN SHARE AWARDS. Plan Share Awards shall be granted to such Employees, and at such time or times, as the Committee shall determine. Plan Share Awards shall be granted to Non-Employee Directors pursuant to Article VI. The number of Plan Shares covered by Plan Share Awards granted prior to the first anniversary of the Effective Date of the Reorganization (as defined in the Plan of Reorganization from Mutual Savings Association to Mutual Holding Company, as first adopted on August 28, 1997 (the "Plan of Reorganization")), shall not exceed 4% of the total shares of Common Stock issued and sold in the Stock Offering (as defined in the Plan of Reorganization). In no event shall any Plan Share Awards be granted which will violate the Articles of Incorporation or By-Laws of the Bank or of the Plan of Reorganization, or any applicable federal or state law or regulation. In the event Plan Shares are forfeited for any reason, the Committee may determine which of the Employees and Non-Employee Directors will be granted additional Plan Shares to be awarded from forfeited Plan Shares. Subject to Article VI, in selecting those Employees and Non-Employee Directors to whom Plan Share Awards will be granted and the number of Plan Shares covered by such Plan Share Awards, the Committee shall consider the position and responsibilities of the eligible Employees or Non-Employee Directors, the value of their services to the Bank and its Subsidiaries, and any other factors the Committee may deem relevant, including the recommendations of the Chairman of the Board.

        5.03. NOTICE OF GRANT. As promptly as practicable after a determination is made pursuant to Section 5.02 or Article VI that a Plan Share Award is to be granted to an Employee or a Non-Employee Director, the Committee shall notify the Recipient in writing of the grant of the Award, the number of Plan Shares covered by the Award and the terms upon which the Plan Shares subject to the Award may be earned. The date on which the Committee so notifies the Recipient shall be considered the date of grant of the Plan Share Award. The Committee shall maintain records as to all grants of Plan Share Awards under the Plan.

        5.04. GRANTS NOT REQUIRED. Notwithstanding anything to the contrary in Sections 5.01 and 5.02, but subject to Section 6.01, no Recipient shall have any right or entitlement to receive a Plan Share Award hereunder, such Awards being granted at the total discretion of the Committee.



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                                 ARTICLE VI
                 PLAN SHARE AWARDS TO NON-EMPLOYEE DIRECTORS
                 -------------------------------------------

        6.01. MANDATORY GRANTS. Each Non-Employee Director serving as a member of the Board on the Effective Date shall then be granted a Plan Share Award equal to 2,134 Plan Shares.

        6.02 DISCRETIONARY GRANTS. The Committee may, from time to time, in its discretion, grant additional Plan Share Awards to Non-Employee Directors. The Committee shall determine the Non-Employee Directors to receive such Plan Share Awards, the number of Plan Shares to be subject to any such Plan Share Award, the expiration date of such Plan Share Award, the schedule over which Plan Shares thereunder shall be earned, and the other terms and conditions applicable to such Plan Share Award.

        6.03 OTHER PROVISIONS. Except as specifically set forth in this Article, Plan Share Awards granted to Non-Employee Directors shall be subject to all of the provisions of the Plan applicable to Plan Share Awards granted to Employees.

                                 ARTICLE VII
                   EARNING AND DISTRIBUTION OF PLAN SHARES
                                VOTING RIGHTS
                   ---------------------------------------

        7.01. EARNING PLAN SHARES: FORFEITURES. Unless the Committee shall specifically state to the contrary at the time a Plan Share Award is granted, Plan Shares subject to the Plan Share Award shall be earned by the Recipient in five equal annual installments over the first five years after the date of grant, if (1) the Recipient is an Employee and remains employed with the Bank or a Subsidiary continuously throughout such period, or (2) the Recipient is a Non-Employee Director and remains a member of the Board continuously throughout such period, PROVIDED, HOWEVER, that the Committee may provide for a less rapid earnings rate than that set forth herein for all Awards or for any given Award. If the employment or service on the Board of a Recipient terminates prior to the fifth anniversary (or such later date as the Committee shall determine) of the date of grant of a Plan Share Award for any reason (except as specifically provided in subsections (a) and (b) below), the Recipient shall forfeit the right to earn any Plan Shares subject to the Award that have not theretofore been earned. No fractional shares shall be issued under a Plan Share Award.

             (a) EXCEPTION FOR TERMINATIONS DUE TO DEATH OR DISABILITY. Notwithstanding the general rule contained in this Section, Plan Shares subject to a Plan Share Award held by a Recipient whose employment with the Bank or a Subsidiary, or service on the Board, as the case may be, terminates due to death or Disability, or any part of such Award that has not theretofore been earned,

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        shall be deemed earned as of the Recipient's last day of
        employment with the Bank or a Subsidiary, or service on the Board.

             (b) REVOCATION FOR MISCONDUCT. Notwithstanding anything herein to the contrary, the Board may, by resolution, immediately revoke, rescind and terminate any Plan Share Award, or portion thereof, previously awarded under the Plan, to the extent Plan Shares have not been delivered thereunder to the Recipient, whether or not yet earned, (1) in the case of a Recipient who is an Employee and who is discharged from the Bank or a Subsidiary for Cause (as hereinafter defined), or who is discovered after termination of employment to have engaged in conduct that would have justified termination for Cause, or (2) in the case of a Recipient who is a Non-Employee Director and whose service on the Board terminates for Cause, or who is discovered after termination of service to have engaged in conduct that would have justified termination for Cause. "Cause" is defined as personal dishonesty, willful misconduct, any breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, or the willful violation of any law, rule or regulation (other than traffic violations or similar offenses) which results in a material loss to the Bank or its Subsidiaries, or of a final cease and desist order.

        7.02. DISTRIBUTION OF PLAN SHARES. Plan Shares shall be distributed to a Recipient or his Beneficiary, as the case may be, as soon as is practicable after such Plan Share Award is earned. All Plan Shares shall be distributed in the form of Common Stock. One share of Common Stock shall be distributed for each Plan Share earned and payable.

        7.03. VOTING AND DIVIDEND RIGHTS. No Recipient shall have any voting or dividend rights or other rights of a stockholder with respect to any Plan Shares covered by a Plan Share Award prior to the time said Plan Shares are actually earned and distributed to him. A Recipient shall be entitled to receive an amount equal to cash dividends declared on Plan Shares subject to a Plan Share Award granted to him, only after such Plan Shares are earned by and distributed to the Recipient. Stock dividends declared on Plan Shares subject to a Plan Share Award granted to a Recipient shall be distributed to him only after such Plan Shares are earned by and distributed to the Recipient.

                                ARTICLE VIII
                                MISCELLANEOUS
                                -------------

        8.01. AMENDMENT AND TERMINATION OF PLAN. The Board or the Committee may terminate, suspend or amend the Plan, in whole or in part, from time to time, without the approval of the stockholders of the Bank to the extent allowed by law.

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        The Committee may correct any defect or supply an omission or reconcile any inconsistency in the Plan or in any Plan Share Award granted hereunder, in the manner and to the extent it shall deem desirable, in its sole discretion, to effectuate the Plan.

        No amendment or termination of the Plan shall in manner adversely affect any Plan Share Award theretofore granted without the consent of the Recipient thereof, except that the Committee may amend the Plan in a manner that does affect Plan Share Awards theretofore granted, upon a finding by the Committee that such amendment is in the best interest of Recipients of outstanding Plan Share Awards affected thereby.

        The Plan is intended to comply with all applicable requirements of Rule 16b-3 or its successors under the 1934 Act insofar as Recipients subject to Section 16 of the 1934 Act are concerned. To the extent any provision of the Plan does not so comply, the provision shall, to the extent permitted by law and deemed advisable by the Committee, be deemed and null and void with respect to such Recipients.

        8.02. NONTRANSFERABLE. No Plan Share Award granted pursuant to the Plan shall be transferable otherwise than by will or by the laws of descent and distribution, pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986, as amended. No Recipient or Beneficiary shall have any right in, or claim to, any assets of the Plan or Trust, nor shall the Bank, or any Subsidiary, be subject to any claim for benefits hereunder.

        8.03. EMPLOYMENT RIGHTS. Neither the Plan nor any grant of a Plan Share Award or Plan Shares hereunder nor any action taken by the Committee or the Board in connection with the Plan shall create any right on the part of any Employee to continue in the employ of the Bank or a Subsidiary.

        8.04. GOVERNING LAW. The Plan and all Plan Share Awards shall be construed in accordance with, and governed by, the laws of the State of Wisconsin.

        8.05. TERM OF PLAN. The Plan shall remain in effect during the Term commencing on the Effective Date and ending on the earlier of: (1) termination by the Board; (2) the distribution to Recipients, Beneficiaries or the Bank of all assets of the Trust described in
   Section 8.07; or (3) 21 years from the Effective Date.

        8.06. EXPENSES. All costs and expenses incurred in the operation and administration of the Plan shall be borne by the Bank and its Subsidiaries.

        8.07. TRUST AGREEMENT. Notwithstanding any other terms of the Plan, the Bank may enter into a trust agreement ("Trust
   Agreement") whereby the Bank shall agree to contribute to a trust ("Trust") for the purpose of accumulating assets to assist the Bank in

                                      7





   fulfilling its obligations to Recipients hereunder. Such Trust Agreement shall be substantially in the form of the model trust agreement set forth in Internal Revenue Service Revenue Procedure 92-64, or any subsequent Internal Revenue Service Revenue Procedure, and shall include provisions required in such model trust agreement that all assets of the Trust shall be subject to the creditors of the Bank in the event of insolvency.

        8.08 INDEMNIFICATION OF THE COMMITTEE. In addition to such other rights of indemnification as they may have as members of the Board, or as members of the Committee, or as its delegates, the members of the Committee and its delegates shall be indemnified by the Bank against
   (a) the reasonable expenses (as such expenses are incurred), including attorneys' fees actually and necessarily incurred in connection with the defense of any action, suit or proceeding (or in connection with any appeal therein), to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Plan Share Award granted hereunder and (b) against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the
   Bank) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee member or delegate is liable for gross negligence or misconduct in the performance of his duties; provided that within 60 days after institution of any such action, suit or proceeding a Committee member or delegate shall in writing offer the Bank the opportunity, at its own expense, to handle and defend the same.

        8.09. SUCCESSORS. In the event of a sale of substantially all of the assets of the Bank, or a merger, consolidation or share exchange involving the Bank, all obligations of the Bank under the Plan with respect to Plan Share Awards granted hereunder shall be binding on the successor to the transaction. Employment of an Employee with such a successor shall be considered employment of an Employee with the Bank for purposes of the Plan.

        8.10. NOTICES. Notices given pursuant to the Plan shall be in writing and shall be deemed received when personally delivered or five days after mailed by United States registered or certified mail, return receipt requested, addressee only, postage prepaid. Notice to the Bank shall be directed to:

                       Richard A. Knisbeck
                       President and Chief Executive Officer
                       Marquette Savings Bank, S.A.
                       10533 National Avenue
                        West Allis, Wisconsin   53227-2099

        Notices to or with respect to a Recipient or a Beneficiary shall be directed to the Recipient or Beneficiary, or the executors, personal representatives or distributees of a deceased Recipient or

                                      8





   Beneficiary, at the Recipient's or Beneficiary's home address on the records of the Bank.

        IN WITNESS WHEREOF, the Bank has caused the Plan to be executed by its duly authorized officers and the corporate seal to be affixed and duly attested, all on this 12 day of January, 1998.

                                 MARQUETTE SAVINGS BANK, S.A.



                                 By: /s/ Richard A. Knisbeck
                                      -------------------------------
                                      Richard A. Knisbeck
                                      President and Chief Executive
                                       Officer


   ATTEST:


   /s/ Gary J. Sparza
   ---------------------------
       Gary J. Sparza
       Secretary




























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